                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            CTI GROUP (HOLDINGS) INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            CTI GROUP (HOLDINGS) INC.
                             2550 Eisenhower Avenue
                              Norristown, PA 19403

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD WEDNESDAY, NOVEMBER 3, 1999

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of CTI Group (Holdings) Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 2550 Eisenhower Avenue, Norristown, Pennsylvania, on Wednesday, November 3, 1999 at 10:00 a.m. for the following purposes:

         (1) To elect five members of the Board of Directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and shall qualify.

         (2) To ratify the selection of Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending March 31, 2000.

         (3) To consider and vote upon a proposed amendment to the Company's Certificate of Incorporation to increase the authorized common stock from 10 million shares to 50 million shares.

         (4) To transact such other and further business as may come before the meeting or any adjournments or postponements thereof.

         Holders of record of the Common Stock of the Company at the close of business on September 15, 1999, which has been fixed by the Board of Directors as the record date, will be entitled to notice of, and entitled to vote at, the 1999 Annual Meeting of Stockholders and any adjournments or postponements thereof.

                                           By Order of the Board of Directors
                                                    Mary Ann Davis, Secretary

Dated:  Norristown, Pennsylvania
October 4, 1999

-------------------------------------------------------------------------------

                                    IMPORTANT

PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.

-------------------------------------------------------------------------------

                            CTI GROUP (HOLDINGS) INC.
                             2550 Eisenhower Avenue
                                 Norristown, PA

                                 PROXY STATEMENT

                       1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 3, 1999

         This Proxy Statement, which is to be mailed to stockholders on or about October 4, 1999 is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of CTI Group (Holdings) Inc. (the "Company"), for use at the 1999 Annual Meeting of Stockholders to be held on Wednesday, November 3, 1999, at 10:00 a.m. at the offices of the Company, 2550 Eisenhower Avenue, Norristown, Pennsylvania and at any adjournments or postponements thereof (the "Annual Meeting").

         Proxies may be solicited by members of the Board of Directors and senior management. Proxies may be solicited in person, or by mail, telephone, telegram, mailgram or other manner. Brokers, nominees, fiduciaries and other custodians have been requested to forward such soliciting material to the beneficial owners of shares held of record by such custodians. Such custodians may be reimbursed for their expenses. The cost for the solicitation of proxies is being paid for by the Company. Such costs are anticipated to represent amounts normally expended in soliciting proxies for routine purposes, and costs represented by salaries of such persons, if any, engaged in such solicitation. No fees are to be paid to such persons specifically for soliciting proxies.

         A form of proxy is enclosed. Any person giving a proxy has the power to revoke it at any time before it is voted, by notice in writing to the Secretary of the Company, at 2550 Eisenhower Avenue, Norristown, Pennsylvania 19403, or by attendance at the Annual Meeting and voting in person. Shares presented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices specified thereon, and if no choices are specified, shall be voted for the nominees for Directors indicated below, the ratification of the selection of Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending March 31, 2000 and the proposed amendment to the Company's Certificate of Incorporation to increase the authorized common stock from 10 million shares to 50 million shares in order to:

         (A) Enable the Company to seek institutional funding to aid in its expansion plans.

         (B) Provide the Company with a sufficient equity base from which to seek and secure potential acquisitions.

         (C) Assist the Company with its ambition to regain its listing on the NASDAQ small cap market by providing the adequate feasibility for a potential reverse split.

Voting Securities

         Holders of the Company's Common Stock, par value $.01 per share, of record at the close of business on September 15, 1999, which has been fixed by the Board of Directors as the record date, are entitled to notice of, and to vote at the Annual Meeting. On that date, there were 7,145,384 shares of the Company's Common Stock issued and outstanding, each share having one vote. The holders of common stock do not have cumulative voting rights in connection with the election of directors.

Vote Required

         The presence, in person or by proxy, of holders of record of the Company's Common Stock entitled to cast at least a majority of the votes which all stockholders of the Company are entitled to cast is necessary to constitute a quorum at the Annual Meeting for the purpose of considering and voting upon the proposals (the "Proposals") set forth in the Notice of The Annual Meeting of Stockholders delivered herewith and submitted to the stockholders. A favorable vote cast in person or by proxy at the 1999 Annual Meeting, by the holders of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy at the 1999 Annual Meeting, is required for the election of Directors, the ratification of the Board's selection of independent public accountants and the amendment to increase the Company's authorized common stock from 10 million shares to 50 million shares.

                      PURPOSES FOR THE 1999 ANNUAL MEETING

                                   Proposal I

                              ELECTION OF DIRECTORS

         If no direction to the contrary is indicated, except as set forth below, proxies received will be voted to elect as Directors of the Company, the following Directors listed in the table below who will hold office until the next annual meeting of stockholders of the Company and until their successors shall be elected and shall qualify. If any nominee is unable to serve, the holders of the Proxy have discretionary authority to vote for a substitute. Management has no reason to believe that any nominee will be unavailable.

         Information concerning the nominees for election as Directors is set forth below. Reference is made to the Section in this Proxy Statement entitled "PRINCIPAL STOCKHOLDERS" for information relative to the number of shares of the Company's Common Stock beneficially owned by said nominees.

Names and Principal                               Served as a
Occupation or Employment                        Director Since          Age
------------------------                        --------------          ---
Anthony P. Johns (1)                                1990                50
 Chief Executive Officer and Chairman
   of the Board of Directors

Francis O. Hunnewell (2)                            1993                60
   Director

Rupert D. Armitage (3)                              1995                52
   Director

Fred H. Rohn (4)                                    1998                73
   Director

Graham Bevington (5)                                1999                39
   Director

(1) Anthony P. Johns              Mr. Johns, a UK citizen, has served as Chairman of the Board since
                                  October 1996, and President, Chief Executive Officer and Director
                                  of the Company since March 1990. He was Chairman of the Board of
                                  Directors of Britannic Group Holdings Ltd., Britannic Telecom
                                  Company Ltd. and Britannic Telecare Ltd. from December 1989 to May
                                  1995.

(2) Francis O. Hunnewell          Mr. Hunnewell has been a Director since November 1993 and served as Chairman of the Board from November 1993 to August 1995. Mr.
                                  Hunnewell is Chief Executive Officer of AEGIS, LLC, private equity investment managers with offices in Boston and the former Soviet
                                  Union. He is also President of Hunnewell & Co., Investment Bankers and Vice Chairman of Asian Capital Partners Ltd., an Asian
                                  regional merchant bank, headquartered in Hong Kong.

(3) Rupert D. Armitage            Mr. Armitage, a UK citizen, has been a Director since November
                                  1995. He is founding member, Chairman and Managing Director of three software related companies in the United Kingdom: Ambit
                                  Research Ltd. formed in 1987; Information from Data Ltd. formed in
                                  1993; and Personal and Corporate Training Systems Ltd. formed in
                                  1995.

(4) Fred H. Rohn                  Mr. Rohn has been a Director since May 1998. He is presently
                                  General Partner in North American Venture Capital Funds and
                                  President of American Venture Management, Inc. He is a member of the Board of Directors of the following corporations: Pratt-Read
                                  Corp., The Futures Group, New Jersey Title Insurance Co.,
                                  Weldotron Corp.,. Deck The Walls, Inc., Peacock Papers, Inc.,
                                  Scandia Packaging Machinery Corp., and Moretrench American Corp.

(5) Graham Bevington              Mr. Bevington has been a Director since July 1999. He is presently
                                  Managing Director of DeTeWe Ltd., a telecommunications distributor in the UK. Mr. Bevington has been with DeTeWe since 1983 and was a
                                  Director from 1992 until December 1997 when he was made Managing
                                  Director.

         Messrs. Johns, Hunnewell, Armitage, Rohn and Bevington presently serve on the Board of Directors of the Company. All Directors elected at the Annual Meeting of Shareholders will hold office until the next Annual Meeting of Stockholders or until their successors shall be elected and qualify. All officers of the Company serve at the discretion of the Board. During the fiscal year ended March 31, 1999 the Board of Directors held four meetings. All Directors were present at all the meetings, either by telephone or in person.

         The Board has one standing committee: the Compensation Committee, consisting of Anthony P. Johns, Francis O. Hunnewell and Rupert Armitage.

Quorum and Voting Requirements

         A quorum for the purpose of acting on this Proposal requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. The approval of this Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. Abstentions will have the same effect as a vote against this Proposal. Broker non-votes (i.e., proxies as to which a broker grants no authority with respect to this Proposal) shall be counted as voting neither for nor against this Proposal, but the shares represented by such abstention or broker non-vote shall be considered present at the Annual Meeting for purposes of determining whether a quorum is present.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information with respect to all nominees for Director, corporate officers, and other persons individually and as a group, holding of record or known by the Company to own beneficially 5% or more of the Company's Common Stock as of September 15, 1999, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                                                                    Percent
                                              Shares of Common Stock               of Voting
Name and Business Address                     Beneficially Owned (1)               Securities
-------------------------                    ------------------------              ----------
Anthony P. Johns                                 2,045,603(2)(3)                     28.6%
CTI Data Solutions (USA), Inc.
2550 Eisenhower Avenue
Norristown, PA 19403

Francis O. Hunnewell                               233,362(5)                         3.3%
Hunnewell & Co.
10 Tremont Street, Suite 500
Boston, MA 02108

Rupert D. Armitage                                 388,719(4)                         5.4%
Ambit Research
100 New Kings Road
London SW64LX

Fred H. Rohn                                       519,002(6)(7)                      7.3%
American Venture Mgmt. Co., Inc.
Village Road
P.O. Box 714
New Vernon, NJ 07976

Graham Bevington                                         0(8)
DeTeWe Ltd.
Frogmore Road
Hemel Hempstead
Hartfordshire, England HP4 4PU

All executive officers and directors             3,207,810(2)(6)(9)                  44.9%
 as a group (6 persons, including
 those named above, owning stock)

NOTES:
(1) All shares are beneficially owned and the sole investment and voting power is held by the person named, except as set forth below. Each share of common stock has one vote.

(2) Includes 119,147 shares of the Company's common stock owned by John Perri for which Mr. Johns holds voting proxy power.

(3) Includes options exercisable into 50,000 shares of the Company's common stock.

(4) Includes options exercisable into 52,500 shares of the Company's common stock.

(5) Includes options exercisable into 30,000 shares of the Company's common stock.

(6) Includes 383,073 shares of the Company's common stock owned by North American Venture Capital Fund. Includes options exercisable into 90,000 shares of the Company's common stock. Mr. Rohn is a General Partner and small Limited Partner of the Fund.

(7) Includes options exercisable into 267,500 shares of the Company's common stock.

(8) Excludes options exercisable into 30,000 shares of the Company's common stock.

(9) Includes options exercisable into 310,000 shares of the Company's common stock.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the INFORMATION REQUIRED BY Item 402 of Regulation S-B. The company had only one officer for the years ended March 31, 1999, 1998, and 1997 who received in excess of $100.000.

Name and Principal                                                                  Other Annual
   Position                         Year          Salary             Bonus          Compensation
------------------                  ----          ------             -----          ------------
Anthony P. Johns, President         1999         $175,000                --          $29,972(2)
& Chief Executive Officer           1998         $175,000                --          $29,635(2)
                                    1997         $140,000(1)        $12,820          $26,700(2)

(1) Mr. Johns agreed to a 40% salary reduction for the period from October 1, 1996 to March 31, 1997 as part of the Company implementing a six-month plan to assist in maintaining a neutral cash position. The plan was required due to the loss of a major customer in the quarter ended September 30, 1996.

(2) Includes an $11,100 annual automobile allowance, $15,600 of living expense payments and automobile insurance premiums paid by the Company.

         On April 1, 1998, the Company entered into an employment agreement with Anthony P. Johns. Pursuant to this agreement, Mr. Johns is employed as President and Chief Executive Officer of the Company for a three-year term at an annual base salary of $175,000. Should the Company regain its listing on NASDAQ, Mr. Johns' salary will be increased to $200,000 for the remaining term of the Employment Agreement. In addition to such annual base salary, Mr. Johns is entitled to receive as additional compensation in the form of an annual bonus, an amount equal to five percent (5%) of the Company's pretax profit. The Company has also agreed to (i) provide Mr. Johns with a monthly automobile allowance,
(ii) an accommodation allowance in recognition of his need to maintain a residence both here and in the UK; and (iii) pay the premiums on life insurance and health insurance policies for the benefit of Mr. Johns. Mr. Johns will also be reimbursed by the Company for all expenses reasonably incurred by him in the performance of his duties.

         The members of the Board of Directors, who are not employees of the Company, are paid fees of $1,000 per quarter and $500 per Board of Director meeting attended, plus reasonable travel expenses. The Chairman of the Board, if not an employee of the Company, will receive an additional $2,000 per annum as compensation for his duties as Chairman. Mr. Armitage receives an additional $1,000 per board meeting attended due to the two additional days needed for travel to and from the UK pursuant to an agreement upon his election to the Board in November 1995. During the fiscal year ended March 31, 1999, Messrs. Armitage, Hunnewell and Rohn earned fees for their services on the Board of Directors of approximately $10,000, $6,000 and $6,000, respectively, plus expenses; in addition, Mr. Armitage earned fees of approximately $23,000 in connection with oversight of management activities related to CTI Data Solutions Ltd. During the fiscal year ended March 31, 1999, Mr. Rohn received 30,000 stock options pursuant to the Company's stock option and restricted stock plan upon his appointment to the Board of Directors.

         The Company's Certificate of Incorporation and Bylaws require the Company to provide its Directors and Officers with indemnification to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time (the "Delaware General Corporation Law"). The Delaware General Corporation Law and the Company's Bylaws provide for the indemnification of an Officer or Director who was or is a party to or who has threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Director or an Officer of the Company, or is or was serving at the request of the Company as a Director or an Officer of another Company. Such Officers and Directors shall be indemnified against all expenses (including attorneys' fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding provided that such Director or Officer acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Company. In addition, such Officers and Directors may have indemnification expenses advanced to them in any such action or proceeding but may be required to give the Company an undertaking to repay such indemnification in the event that it is later determined they are not entitled to indemnification.

                             INDEPENDENT ACCOUNTANTS

                                   PROPOSAL II

     RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has, subject to the ratification by the stockholders, appointed Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 2000. Although the appointment is not required to be submitted to a vote by the stockholders, the Board of Directors believes it appropriate, as a matter of policy, to request that the stockholders ratify the appointment of Deloitte and Touche LLP for the fiscal year ending March 31, 2000. Deloitte and Touche LLP was engaged by the Company in June 1999 to audit the Company's financial statements for the fiscal year ended March 31, 1999. Prior to June 1999, Zelenkofske Axelrod & Co., CPA's, Inc.("ZA") was the principal accountant for the Company. ZA resigned due to the fact that ZA no longer were undertaking public accounting work for publicly-traded companies such as the Company. There were no disputes between ZA and the Company. If the stockholders do not ratify this appointment, the Company's Board of Directors will reconsider its action. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from those attending the Annual Meeting.

Vote Required for Approval

         The proposal to ratify the appointment of Deloitte & Touche LLP requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting for its approval. Abstentions may be specified on the proposal and will be considered present at the Annual Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Annual

Meeting is required to approve the proposal. Broker non-votes are considered not present at the Annual Meeting and, therefore, will not be voted or have any effect on the proposal.

     The Board of Directors unanimously recommends a vote FOR this proposal.

                                  PROPOSAL III

                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
              CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF
                      AUTHORIZED SHARES OF COMMON STOCK TO

                        50,000,000 SHARES OF COMMON STOCK

         On, July 8, 1999 the Board of Directors unanimously adopted a resolution approving an amendment to the first paragraph of Article Four of the Company's Certificate of Incorporation increasing the number of shares of Common Stock which the Company is authorized to issue from 10,000,000 to 50,000,000. The Board of Directors determined that such an amendment is advisable and directed that the proposed amendment be considered by the Company's stockholders at the Annual Meeting.

         The full text of the introductory paragraph of Article Four of the Company's Certificate of Incorporation, if amended as proposed, will be as follows:

         "The total number of shares of common stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) and the par value of each of such shares is One Cent ($.01), amounting in the aggregate to Five Hundred Thousand Dollars ($500,000)."

         The amendment will not increase the number of shares of Preferred Stock authorized. The relative rights and limitations of the Common Stock and Preferred Stock would remain unchanged under the proposed amendment.

Purposes and Effects of Increasing the Number of Authorized Shares of Common
Stock

         The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 10,000,000 to 50,000,000. The additional 40,000,000 shares, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.

         On the Record Date, the Company had 7,145,384 shares of Common Stock issued and outstanding. In addition, as of such date, an aggregate of approximately 715,000 shares of Common Stock were reserved or allocated for issuance by the Company (i) upon exercise of options granted under the Company's employee stock option plans and pursuant to certain employment agreements; and
(ii) upon exercise of warrants issued in connection with certain capital-raising and other business transactions completed by the Company.

         After taking into account the number of currently issued and outstanding shares of Common Stock together with the shares of Common Stock reserved or allocated for issuance by the Company, the Company has approximately 2,139,616 shares of Common Stock which remain unreserved for issuance. A significant element of the Company's business strategy is the continued expansion of the Company's business in existing and in new markets, in part through the acquisition of existing operating companies and to assist the Company with its ambition to regain its listing on the NASDAQ small cap market by providing the adequate feasibility for a potential reverse stock split.

          The ability of the Company to utilize Common Stock as consideration in any such transaction or for purposes of completing a reverse stock split is viewed by management as a key element of its growth strategy. The Board of Directors recommends the proposed increase in the authorized number of shares of Common Stock to ensure that an adequate number of authorized and unissued shares is available principally for (i) the raising of additional capital for the operations of the Company and (ii) the financing of the acquisitions of other businesses. There are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized and such shares would be available for issuance without further action by stockholders, unless required by the Company's Certificate of Incorporation, its By-Laws or by applicable law.

         The increase in the number of authorized shares of Common Stock has not been proposed for any anti-takeover-related purpose, and the Board of Directors and management of the Company have no knowledge of any current effort to obtain control of the Company or accumulate large amounts of its Common Stock. However, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or of the Board of Directors more difficult. Shares of authorized but unissued Common Stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of the Company, which might have the effect of discouraging or making less likely such a change of control. Such shares could also be issued to other persons or entities who support the Board of Directors in opposing a takeover attempt that the Board of Directors has deemed not to be in the best interests of the Company and its stockholders.

         In evaluating the proposed amendment, stockholders should consider the effect of certain other provisions of the Company's Certificate of Incorporation and By-Laws which may have anti-takeover consequences. These provisions include
(a) a provision that standing Directors may be removed only by a majority vote of stockholders entitled to vote, (b) a limitation on the ability of stockholders to call special stockholder meetings, and (c) a provision that vacancies in, and newly created directorships resulting from an increase in the authorized number of Directors on, the Board of Directors may be filled by a majority of the remaining Directors.

Effective Date of Proposed Amendment

         If the proposed amendment to Article Four of the Certificate of Incorporation of the Company is adopted by the required vote of the Company's stockholders, such amendment will become effective upon the filing by the Company of a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of the State of Delaware, which is expected to be accomplished as soon as practicable after stockholder approval is obtained.

Vote Required for Approval

         The proposal to approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 shares of Common Stock described above requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting for its approval. Abstentions may be specified on the proxy and will be considered present at the Annual Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Annual Meeting is required to approve the proposal. Broker non-votes are considered not present at the Annual Meeting and, therefore, will not be voted or have any effect on the proposal.

         The Board of Directors unanimously recommends a vote FOR the proposed amendment.

                             ADDITIONAL INFORMATION

         The Company will furnish without charge to any stockholder, upon written or oral request, any documents filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to Mary Ann Davis, Secretary of CTI Group (Holdings) Inc., 2550 Eisenhower Avenue, Norristown, Pennsylvania 19403; telephone number 610-666-1700.

                              STOCKHOLDER PROPOSALS

         Any stockholder who intends to present a proposal at the 2000 Annual Meeting of Stockholders is advised that, in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be sent to the Secretary at the offices of the Company, CTI Group (Holdings) Inc., 2550 Eisenhower Avenue, Norristown, PA 19403 and must be received by the Company no later than May 29, 2000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed.

         Based solely on review of the copies of such forms furnished to the Company, or written representation that no Forms 5 were required, the Company believes that during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                  MISCELLANEOUS

         Management does not know of any matters to be brought before the Annual Meeting other than as set forth in the notice thereof. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy solicited on behalf of the management of the Company to vote such proxy in accordance with their judgment on such matters.


                                         For the Board of Directors



                                         Mary Ann Davis
                                         Corporate Secretary

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